UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CREDEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-54142	16-1731286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 243-5661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Content

		PAGE

Item 1.01.	Entry into a Material Definitive Agreement	2

Item 2.01	Completion of Acquisition or Disposition of Assets	2

Item 9.01	Financial Statements and Exhibits	2

	Signature(s)	3

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ITEM 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On Feb. 20th, 2015 Credex Corp. and Rich Plotnikoff entered into a Memorandum of Understanding (“MOU”) where Credex Corp. would purchase a patent application from Rich Plotnikoff with the intention of financing, developing plans, and ultimately creating a Hydrogen business (“Project”).

Rich Plotnikoff will transfer his patent pending asset, United States Patent and Trademark Office Patent Application Serial No. 62/124,254 to Credex Corp. for an aggregate purchase price of one million (1,000,000) free trading shares of Credex Corp.

If Credex Corp. is successful in raising funds from its public offering, Credex will begin sales and distribution of Hydrogen machines and generators based on the acquired patent rights.

The above description of the transactions and agreements discussed herein does not purport to be complete and is qualified in its entirety by the MOU and any subsequent patent sale agreement. To the extent required by rules and regulations promulgated by the Securities and Exchange Commission, the Company intends to file the MOU and any subsequent patent sale agreement with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (“Form 10-Q”). To the extent that the MOU is filed, the Company may seek confidential treatment for certain terms of the MOU and any subsequent patent sale agreement at the time of filing of the Form 10-Q. The Company intends to file any financial statements required by this Item 9.01(a) by an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

ITEM 9.01. Financial Statements and Exhibits

Exhibit Number	Description
2.1	Memorandum of Understanding (“MOU”) entered into by Credex Corp and Rick Plotnikoff (RP.) on Feb. 20th, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDEX CORPORATION
Date: February 20, 2015	By:	/s/ Russell Heaton
Russell Heaton
President, Chief Executive Officer, Secretary, Treasurer and Director

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